UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2026

FMC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-2376	94-0479804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2929 Walnut Street Philadelphia, Pennsylvania	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 215-299-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	FMC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On May 19, 2026, FMC Corporation (the “Company”) announced a proposed offering of $750.0 million aggregate principal amount of senior secured notes due 2031 (the “Notes”) in a private offering (the “Offering”) to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside of the United States pursuant to Regulation S under the Securities Act. The Notes will be issued by the Company and will be fully and unconditionally guaranteed, jointly and severally, by various subsidiaries of the Company organized under the laws of the United States, Switzerland, the Netherlands, Canada and Singapore (the “Subsidiary Guarantors”).

The Company intends to use the net proceeds from the Offering to fund the repurchases or redemption of the Company’s outstanding 3.200% Senior Notes due October 1, 2026, to repay outstanding borrowings under the Company’s Fifth Amended and Restated Credit Agreement, dated as of June 17, 2022, and for general corporate purposes, including the repayment of other debt.

On May 19, 2026, the Company posted to the News page on its website a press release announcing the commencement of the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The Notes and related guarantees will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction, and will not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. The Notes will be offered only to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act and to non-U.S. persons in accordance with Regulation S under the Securities Act. There can be no assurance that the issuance and sale of any debt securities of the Issuer will be consummated. This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Statement under the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995:

FMC and its representatives may from time to time make written or oral statements that are “forward-looking” and provide information other than historical information, including statements contained in this Current Report, in FMC’s other filings with the SEC, and in presentations, reports or letters to FMC stockholders.

In some cases, FMC has identified these forward-looking statements by such words or phrases as “outlook,” “will likely result,” “is confident that,” “expect,” “expects,” “should,” “could,” “may,” “will continue to,” “believe,” “believes,” “anticipates,” “predicts,” “forecasts,” “estimates,” “projects,” “potential,” “intends” or similar expressions identifying “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including the negative of those words or phrases. Such forward-looking statements are based on our current views and assumptions regarding future events, future business conditions and the outlook for the company based on currently available information. The forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statement. These statements are qualified by reference to the risk factors included in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2025 (the “2025 Form 10-K”), the section captioned “Forward-Looking Information” in Part II of the 2025 Form 10-K and to similar risk factors and cautionary statements in all other reports and forms filed with the SEC. We wish to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Forward-looking statements are qualified in their entirety by the above cautionary statement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated May 19, 2026, announcing proposed offering of senior secured notes.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FMC CORPORATION (Registrant)

By:	/s/ Andrew D. Sandifer
Andrew D. Sandifer
Executive Vice President and Chief Financial Officer

Date: May 19, 2026